ARTICLES OF MERGER OF LONE PINE RESOURCES
                            INC., a Utah Corporation
                              INTO ESCALATOR, INC.,
                             a Delaware Corporation


         Pursuant to the provisions of Section 16-10-72 of the Utah Business Corporation Act, Lone Pine Resources, Inc., a Utah corporation, (hereafter "Lone Pine"), and Escalator, Inc., a Delaware Corporation, (hereafter "Surviving Corporation" or "Escalator"), adopt the following Articles of Merger for the purpose of merging Lone Pine, Inc., into Escalator, Inc.


                              W I T N E S S E T H:

                                        I

                                 PLAN OF MERGER
                                 --------------

         Pursuant to these Articles of Merger, it is intended and agreed that Lone Pine will be merged into Escalator and Escalator shall be the Surviving Corporation. The name of the Surviving Corporation shall be Escalator, Inc. The terms, conditions, and understandings of the merger are set forth in the Plan and agreement of Merger between Escalator and Lone Pine, dated as of May 29, 1986, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

                                       II

                          ARTICLES OF INCORPORATION AND BYLAWS
                          ------------------------------------

         On the consummation of the merger, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of Escalator, Inc., a copy of which are attached as Exhibits "A" and "B" to the Plan and Agreement of Merger attached hereto and by this reference made a part hereof.

                                       III

                  AUTHORIZED AND OUTSTANDING SHARES OF LONE PINE
                  ----------------------------------------------

         Lone Pine has 50,000,000 shares of common voting stock, par value $.001, authorized, of which 20,396,432 are presently issued and outstanding. Each of the shares is entitled to one vote.

                                       IV

                 AUTHORIZED AND OUTSTANDING SHARES OF ESCALATOR
                 ----------------------------------------------

         Escalator has 50,000,000 shares of common stock, $.002 par value, authorized, of which 187,500 shares are issued and outstanding. Each share is entitled to one vote.

                                        V

                      APPROVAL BY SHAREHOLDERS OF LONE PINE
                      -------------------------------------

         Of the 20,396,432 issued and outstanding shares of Lone Pine 3,665,000 of such shares were issued and outstanding at the time the Plan and Agreement of Merger was voted upon by the Lone Pine Shareholders. A total of 2,002,800 shares of Lone Pine common stock were voted in favor of the Plan and Agreement of Merger and a total of 0 shares of Lone Pine common stock voted against the Plan and Agreement of Merger. Such shares were voted individually and not as a class.

                                       VI

                      APPROVAL BY SHAREHOLDER OF ESCALATOR
                      ------------------------------------

         All 187,500 shares of common stock of Escalator were voted in favor of entering into the Plan and Plan of Merger with no shares of common stock of Escalator dissenting. Such shares were voted individually and not as a class.

                                       VII

                            UNDERTAKINGS OF ESCALATOR
                            -------------------------

         A. Escalator hereby agrees that it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of Lone Pine and in any proceeding for the enforcement of the rights of any dissenting shareholder of Lone Pine against Escalator.

         B. Escalator hereby irrevocably appoints the Secretary of State of the State of Utah its agent to accept service of process in any proceeding referred to in paragraph A above.

         C. Escalator hereby agrees to promptly pay to any dissenting shareholders of Lone Pine the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with regard to the rights of dissenting shareholders.

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



         IN WITNESS WHEREOF, the undersigned corporations, acting by their respective presidents and secretaries, have executed these Articles of Merger on the 29th day of May, 1986.

Attest:                                                LONE PINE RESOURCES, INC.

/s/ Lillian F. Chafetz                                 By Laurie C. Scala
----------------------                                 ------------------
Secretary                                                 President


Attest:                                                ESCALATOR, INC.


/s/  Lillian F. Chafetz                                By: /s/ Laurie C. Scala
-----------------------                                -----------------------
Secretary                                              President

State of Pennsylvania )
                      )ss
County of Montgomery  )




         On the 29th day of May, 1986, personally appeared before me, a Notary Public, Laurie C. Scala, the President of Lone Pine Resources, Inc., and Escalator, Inc., who duly acknowledged to me that he executed these Articles of Merger.
                                            /s/ Irene Wallace
                                            ------------------------------
                                            Notary Public


My Commission Expires:           Residing:  IRENE WALLACE, Notary Public
    5/6/89                                  Cheltenham Twp., Montgomery Co.
                                            My Commission Expires May 6, 1989

                                            1846 Carriage way
                                            Warrington, PA 18976

State of Pennsylvania)
                     )ss
County of Montgomery )



         On the 29th day of May, 1986, personally appeared before me, a Notary Public, Lillian F. Chafetz the Secretary of Lone Pine Resources, Inc., and Escalator, Inc., who duly acknowledged to me that he executed these Articles of Merger.

                                            /s/ Irene Wallace
                                            ------------------------------
                                            Notary Public


My Commission Expires:           Residing:  IRENE WALLACE, Notary Public
    5/6/89                                  Cheltenham Twp., Montgomery Co.
                                            My Commission Expires May 6, 1989

                                            1846 Carriage way
                                            Warrington, PA 18976



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

                          PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                                 ESCALATOR, INC.
                            (a Delaware corporation)
                                       and
                            LONE PINE RESOURCES, INC.
                              (a Utah corporation)


        This plan and agreement of merger made and entered into as of this 29th day of May, 1986, by and between Escalator, Inc., a Delaware corporation (herein sometimes referred to as the "Delaware Corporation" or "Surviving Corporation"), and Lone Pine Resources, Inc., a Utah corporation (herein sometimes referred to as the "Utah Corporation"), said corporations hereinafter sometimes referred to jointly as the "Constituent Corporations".

        Witnesseth:

        Whereas, the Delaware corporation is a corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the office of the Secretary of State of the State of Delaware on April 17, 1986 and recorded in the office of the recorder of deeds for the County of New Castle in the said state, in April, 1986, and the registered office of the Delaware corporation being located at Corporate Trust Center, 1209 Orange, in the City of Wilmington, County of New Castle, and the name of its registered agent in charge thereof being The Corporate Trust Company; and

        Whereas, the total number of shares of stock which the Delaware corporation has authority to issue is 50,000,000 of which 187,500 shares are now issued and outstanding, all of which are owned by the Utah Corporation; and

         Whereas, the sole purpose of the merger agreed to herein is to change the domicile of the Utah Corporation to Delaware; and

        Whereas, the Utah Corporation is a corporation organized and existing under the laws of the State of Utah, its Articles of Incorporation having been filed in the office of the Secretary of State of the State of Utah on the 23rd day of June, 1983, and a Certificate of Incorporation having been issued by said Secretary of State on that date; and

        Whereas, the aggregate number of shares which the Utah corporation has authority to issue is 50,000,000 of which 20,396,432 shares are presently issued and outstanding and of which 3,665,000 were issued and outstanding and entitled to vote on the Plan and Agreement of Merger; and

         Whereas, the Board of Directors of each of the constituent Corporations deems it advisable that the Utah Corporation be merged into the Delaware Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the States of Delaware and Utah respectively, which permit such merger;

        Now therefore, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the Delaware Corporation and the Utah Corporation, by their respective Boards of Directors, have agreed and do hereby agree, each with the other as follows:

                                    ARTICLE I

        The Utah Corporation and the Delaware Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Utah and of the State of Delaware, by the Utah Corporation merging into the Delaware Corporation, which shall be the Surviving Corporation. Such merger shall be effective upon the recording of a Certificate of Ownership and Merger with the Secretary of State of Delaware.

                                   ARTICLE II

        Upon the merger becoming effective as provided by the applicable laws of the State of Utah and of the State of Delaware (the time when the merger shall so become effective being sometimes herein referred to as the "effective date of the merger"):

        1. The two Constituent Corporations shall be a single corporation, which shall be the Delaware Corporation as the Surviving Corporation, and the separate existence of the Utah Corporation shall cease except to the extent provided by the laws of the State of Utah applicable to a corporation after its merger into another corporation.

        2. The Delaware Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public or a private nature, of each of the Constituent Corporations. All property, real or personal, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

         3. The Delaware Corporation shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations. Any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger.

        4. The aggregate amount of the net assets of the Constituent Corporations which was available for the payment of dividends immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by the issuance of shares or otherwise, shall continue to be available for the payment of dividends by the Surviving Corporation.

        5. The Bylaws of the Delaware Corporation as existing and constituted immediately prior to the effective date of merger shall be and constitute the bylaws of the Surviving Corporation. Such Bylaws are attached hereto as Exhibit A and by this reference made a part heerof.

         6. The Board of Directors, and the members thereof, and the officers, of the Delaware Corporation or the Surviving Corporation shall be as follows:

               Howard A. Scala                 C.E.O./Director
               Laurie C. Scala                 President/Director
               Lillian F. Chafetz              Secretary/Treasurer/Director

                                   ARTICLE III

        The Certificate of Incorporation of the Delaware Corporation shall not be amended in any respect, by reason of this Plan and Agreement of Merger, and said Certificate of Incorporation, as filed in the office of the Secretary of State of the State of Delaware on April 17, 1986, as amended, shall constitute the Certificate of Incorporation of the Surviving Corporation, until further amended in the manner provided by law, and is set forth in Exhibit B certified separately as the Certificate of Incorporation of the Surviving Corporation

                                   ARTICLE IV

        The manner and basis of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation is as follows:

        1. The 187,500 shares of stock of the Delaware Corporation now owned and held by the Utah Corporation shall be canceled and no shares of stock of the Delaware Corporation shall be issued in respect there, and the capital of the Delaware Corporation shall be deemed to be reduced by the amount of Three Hundred Seventy Five Dollars ($375) the amount represented by said 187,500 shares of stock.

         2. Each two shares of the Utah Corporation shall be converted into one fully paid and nonassessable share of capital stock of the Delaware Corporation. Any partial shares will be rounded up to the next whole number.

        After the effective date of the merger, each owner of an outstanding certificate or certificates theretofore representing shares of the Utah Corporation shall be entitled, upon surrendering such certificate or certificates to the Surviving Corporation, to receive in exchange therefor a certificate or certificates representing the number of shares of stock of the Surviving Corporation into which the shares of the Utah Corporation theretofore represented by the surrendered certificate or certificates shall have been converted as hereinbefore provided. Until so surrendered, each outstanding certificate which, prior to the effective date of the merger, represented shares of the Utah Corporation shall be deemed, for all corporate purposes, to represent the ownership of the common stock of the Surviving Corporation on the basis hereinbefore provided.

                                    ARTICLE V

        The Utah Corporation shall pay all expenses of carrying this agreement of merger into effect and accomplishing the merger herein provided for.

                                   ARTICLE VI

        If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Utah Corporation, the proper officers and directors of the Utah Corporation shall, and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan and Agreement of Merger.

                                   ARTICLE VII

        This Plan and Agreement of Merger has, been: submitted to and approved by the shareholders of each of the Constituent Corporations, as provided by law, and shall take effect upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware. The Utah Corporation, as owner of all of the issued and outstanding shares of the Delaware Corporation, has voted in favor of the Plan and Agreement of Merger. On May 9, 1986, a total of 3,665,000 shares of the Utah Corporation were issued and outstanding and entitled to vote upon the Plan and Agreement of Merger. On that date, a shareholders' meeting was held at which a total of 2,002,800 shares were voted in favor of the Plan and Agreement of Merger with 0 shares dissenting. Anything herein or elsewhere to the contrary, this Plan and Agreement of Merger may be abandoned by either of the Constituent Corporations by an appropriate resolution of its board of directors at any time prior to its approval or adoption by the shareholders and stockholders thereof, or by the mutual consent of the Constituent Corporations evidenced by appropriate resolutions of their respective, boards of directors, at any time prior to the effective date of the merger.

        In Witness Whereof, the Delaware Corporation and the Utah Corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused this Plan of Agreement of Merger to be executed by the President and Attested by the secretary of each party hereto, and the corporate seal affixed.




LONE PINE RESOURCES, INC.                           ESCALATOR, INC.
a Utah corporation                                  a Delaware corporation



By /s/ Laurie C. Scala                              By /s/ Laurie C. Scala
------------------------------                      ----------------------------
 Laurie C. Scala                                     Laurie C. Scala
 President                                           President



By /s/ Lillian F. Chafetz                           By Lillian F. Chafetz
-------------------------                           ---------------------
 Lillian F. Chafetz                                  Lillian F. Chafetz
 Secretary                                           Secretary


State of Pennsylvania  )
                       )ss
County of Montgomery   )


         On the 29th day of May, 1986, personally appeared before me, a Notary Public, Laurie C. Scala, the President of Lone Pine Resources, Inc., a Utah corporation, and Escalator, Inc., a Delaware corporation, who duly acknowledged to me that he executed this Agreement pursuant to a Resolution of the Board of Directors of said Corporations and shareholder approval thereof.

                                            /s/ Irene Wallace
                                            ---------------------------
                                            Notary Public



My Commission Expires:           Residing:  IRENE WALLACE, Notary Public
    5/6/89                                  Cheltenham Twp., Montgomery Co.
                                            My Commission Expires May 6, 1989

                                            1846 Carriage way
                                            Warrington, PA 18976

State of Pennsylvania  )
                       )ss
County of Montgomery   )


        On the 29th day of May, 1986, personally appeared before me, a Notary Public, Lillian F. Chafetz, the secretary of Lone Pine Resources, Inc., a Utah corporation, and Escalator, Inc., a Delaware corporation, who duly acknowledged to me that he executed this agreement pursuant to a Resolution of the Board of Directors of said Corporations and shareholder approval theretof


                                            /s/ Irene Wallace
                                            -----------------
                                            Notary Public



My Commission Expires:           Residing:  IRENE WALLACE, Notary Public
    5/6/89                                  Cheltenham Twp., Montgomery Co.
                                            My Commission Expires May 6, 1989

                                            1846 Carriage way
                                            Warrington, PA 18976